Exhibit 5.1

LAW OFFICES
JOHNSON, JONES, DORNBLASER, COFFMAN & SHORB
A PROFESSIONAL CORPORATION

W. THOMAS COFFMAN	2200 BANK OF AMERICA CENTER	TELEPHONE
KENNETH E. DORNBLASER		(918) 584-6644
JOHN B. JOHNSON, JR.	15 W. SIXTH STREET
C. ROBERT JONES		FAX
RANDY R. SHORB	TULSA, OKLAHOMA 74119	(918) 584-6645
E. ANDREW JOHNSON
E MAIL
JESSE N. BOMER		kdornblaser@jjdcs.com

RICHARD D. JONES, Of Counsel
PAUL KINGSOLVER, Of Counsel
DIANA CLARK, Of Counsel

July 12, 2006

Arena Resources, Inc.
4920 South Lewis Avenue, Suite 107
Tulsa, Oklahoma 74105

Re:	Registration Statement on Form S-3 File No. 333-135216

Ladies and Gentlemen:

        We have acted as counsel for Arena Resources, Inc., a Nevada corporation (“Company”) in connection with the various legal matters relating to the filing of the Company’s Registration Statement on Form S-3 (“Registration Statement”) under the Securities Act of 1933 as amended, and the sale of up to 1,150,000 currently issued shares of common stock (“Issued Shares”) to be sold by the selling shareholders identified in the Registration Statement.

        We have examined such documents, records and matters of law as we have considered relevant. Based on such examination it is our opinion that the Issued Shares are legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name therein as “Experts”.

Very truly yours,

/s/ Kenneth E. Dornblaser
For the Firm